                               ISUZU DEALER SALES
                                       AND
                                SERVICE AGREEMENT

AGREEMENT effective the 16th day of September, 1996,
                                 by and between
                           AMERICAN ISUZU MOTORS INC.,
           a California corporation (hereinafter called "Distributor")
                                       and
                   Fair Cadillac-Oldsmobile-Isuzu Partnership

[an individual][partnership formed in the State of Connecticut ] [corporation incorporated in the State of ______________________]
[doing business as Fair Isuzu                                   ]
whose business location is 100 Federal Road, Danbury, CT 06813 (hereinafter called "Dealer").

                                     PURPOSE

The purpose of this Agreement is to set forth the basic rights, duties and procedures that apply to the relationship and business transactions between Distributor and Dealer, and to provide for the sale and servicing of Isuzu Products in a manner that will best serve the interests of Distributor, Dealer, and owners and purchasers of Isuzu Products. This Agreement sets forth the rights which Dealer will enjoy as an Authorized Isuzu Dealer; the responsibilities which Dealer assumes in consideration of these rights; and the respective rights and obligations of Distributor and Dealer to each other. The parties recognize that the success of Distributor and Dealer depends upon mutual understanding and cooperation between Distributor and Dealer and how well they each fulfill their respective responsibilities.

Distributor's basic responsibility is to promote and market Isuzu Products in the United States and to endeavor to establish a sales network of dealers that can provide effective sales and service efforts at the retail level. Dealer's basic responsibility is to actively and effectively promote the retail sale of Isuzu Products and to provide courteous and efficient service of Isuzu Products. Distributor and Dealer will endeavor to fulfill their respective responsibilities through aggressive, sound, ethical selling practices and through conscientious regard for customer service.

Distributor and Dealer shall refrain from engaging in conduct or activities which might be detrimental to or reflect adversely upon the reputation of Distributor, Manufacturer, Dealer or Isuzu Products and shall engage in no discourteous, deceptive, misleading or unethical practices or activities.

NOW THEREFORE, in consideration of the foregoing and the promises and agreements herein contained, it is hereby mutually agreed between the parties hereto as follows:


                        SECTION 1.  APPOINTMENT OF DEALER

Subject to the conditions and provisions set forth in this Agreement, Distributor hereby:

(1)  appoints Dealer as an Authorized Isuzu Dealer;

(2) grants Dealer the non-exclusive right to buy Isuzu Cars, Isuzu Trucks and Isuzu Parts and Accessories from Distributor for resale at or from Dealer's Dealership Location; and

(3) grants Dealer a non-exclusive right, subject to and in accordance with the provisions of this Agreement, to identify itself as an Isuzu Dealer and to use and to display, in the conduct of its dealership operations, the various trademarks, tradenames, service marks and other word and design marks that Distributor uses or will use in connection with the promotion or sale of or are or will be applied to Isuzu Products.


                        SECTION 2.  ACCEPTANCE BY DEALER

Dealer hereby accepts and grants and acknowledges that:


(1) Except as otherwise provided by applicable laws, Distributor shall have the absolute right to appoint other persons to conduct dealership operations in connection with Isuzu Products and to contract with such persons in connection therewith;

(2) Except as expressly provided in this Agreement or with the prior written consent of Distributor (which consent shall not be unreasonably withheld), neither said appointment, said grants nor this Agreement may be transferred, assigned or sold to any third party, whether separately or in connection with any sale of the assets of or ownership interests in Dealer, by Dealer or its management or owners;

(3) No fee or other monetary consideration has been paid by Dealer to Distributor for said appointment or grants or as consideration for Distributor's entering into this Agreement and no property right or interest, direct or indirect, is sold, conveyed or transferred to Dealer by this Agreement.


               SECTION 3.  ASSUMPTION OF RESPONSIBILITY BY DEALER

In consideration of said appointment and grants and subject to the conditions and provisions of this Agreement, Dealer agrees to:

(1) establish and maintain at Dealer's Dealership Location the Dealership Facilities described in this Agreement in the manner set forth in this Agreement;

(2) actively and effectively promote the sale at retail (and, if Dealer elects, the leasing and rental) of Isuzu Products at and from Dealer's Dealership Location in accordance with the provisions of this Agreement;

(3) conduct quality service for Isuzu Vehicles in accordance with the provisions of this Agreement;

(4)  perform all additional responsibilities specified in this Agreement;

(5) secure and maintain all licenses required for the conduct of an Isuzu dealership at and from Dealer's Dealership Location and to furnish Distributor with written notice of securing such licenses. This Agreement will not be valid until and unless Dealer shall have furnished Distributor with written notice specifying the date and the identifying number, if any, of each such license secured by Dealer. Dealer shall notify Distributor immediately in writing if Dealer shall fail to secure any such license or if any such license shall expire and Dealer shall fail to obtain a renewal thereof or if any such license is suspended or revoked, specifying the effective date of any such expiration, suspension or revocation.


                      SECTION 4.  OWNERSHIP AND MANAGEMENT


(a)  This Agreement has been entered into by Distributor in reliance upon:

     (i) DEALER'S REPRESENTATION AND AGREEMENT THAT THE FOLLOWING NAMED PERSONS ARE ALL OF THE PERSONS WHO HAVE AN OWNERSHIP INTEREST IN DEALER:

                                                            Percentage Interest.


1.   (Name)  Fair Cadillac-Oldsmobile Corp.
                                                                        30(%)
     (Residence Address) 100 Federal Road,
     Danbury, CT  06813

2.   (Name) DiFeo Partnership, Inc.
                                                                         70%
     (Residence Address) 153 East 53 Street,
     New York, NY

3.   (Name)
                                                                           %
     (Residence Address)

4.   (Name)
                                                                           %
     (Residence Address)

5.   (Name)
                                                                           %
     (Residence Address)

6.   (Name)
                                                                           %
     (Residence Address)


     (ii) DEALER'S REPRESENTATION AND AGREEMENT THAT THE FOLLOWING NAMED PERSON, AND ONLY THE FOLLOWING NAMED PERSON SHALL BE DEALER'S EXECUTIVE MANAGER AND SHALL HAVE FULL AUTHORITY AND RESPONSIBILITY FOR THE OPERATING MANAGEMENT OF DEALER IN PERFORMANCE PURSUANT TO THIS AGREEMENT:

(Name) James D. Evans                                  Title:  Executive Manager

(Residence Address) 10 Pilgrim's Way, Gaylordville, CT 06755


(b) This Agreement has been entered into by Distributor in reliance upon, and in consideration of, the personal qualifications and representations with respect thereto of the above-named persons. In view of the personal nature of this Agreement and its objectives and purposes, this Agreement and the rights and privileges conferred on Dealer hereunder are not assignable, transferable or saleable by Dealer. Dealer agrees that any change in the ownership or operating management of Dealer specified herein requires the prior written consent of Distributor. Dealer shall give Distributor prior notice of any proposed change in said ownership or management and immediate notice of the death or incapacity of any Owner or Executive Manager. No such change, and no assignment of this Agreement or of any right or interest herein, shall be effective against Distributor unless and until embodied in an appropriate amendment to or assignment of this Agreement, as the case may be, duly executed and delivered by Distributor and by Dealer. Distributor shall not unreasonably withhold its consent to any such change.


                             SECTION 5.  PROVISIONS

The "ISUZU DEALER SALES AND SERVICE AGREEMENT ADDITIONAL PROVISIONS" are hereby incorporated herein and made a part of this Agreement with the same force and effect as if set forth at length herein and the term "this Agreement" as used herein, includes said "ISUZU DEALER SALES AND SERVICE AGREEMENT ADDITIONAL PROVISIONS". Dealer agrees to be bound by and comply with the provisions of the Service Policies and Procedures Manual, the Parts Policies and Procedures Manual and all other manuals heretofore or hereafter issued by Distributor to Dealer and all amendments, revisions and supplements thereto, and all bulletins and instructions heretofore or hereafter issued by Distributor to Dealer.


                          SECTION 6.  ENTIRE AGREEMENT

Unless expressly referred to and incorporated herein, this Agreement cancels, supersedes and annuls all prior agreements, contracts and understandings between Distributor and Dealer, and there are no representations, promises, agreements or understandings except as described herein, all negotiations, representations and understandings being merged herein.


              SECTION 7.  WAIVER OR MODIFICATION OF THIS AGREEMENT

(a) The failure of either party at any time to require performance by the other party of any provisions hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other such provisions nor constitute a waiver of the provision itself.

(b) No waiver, modification or change of any of the terms of this Agreement or change or erasure of any printed part of this Agreement or addition to it (except filling of blank spaces and lines) will be valid or binding on Distributor unless approved in writing by the President or the Senior Vice President and General Manager of Distributor.


                                SECTION 8.  TERM

This Agreement shall have a term commencing on the effective date hereof and shall continue in effect until terminated in accordance with the provisions of this Agreement.


                           SECTION 9.  APPLICABLE LAW

This Agreement shall be deemed to have been made in and shall be governed by and construed in accordance with the laws of the State of California; provided, however,

(a) Unless Dealer's Dealership Location is situated in California, Dealer shall have none of the rights or duties provided for in the California Statutes regulating the relationship between motor vehicle manufacturers, distributors and dealers, but shall have the rights and duties provided in the like laws, if any, of the state in which Dealer's Dealership Location is situated; and

(b) If performance by either Distributor or Dealer of any provision of this Agreement contravenes a law of any state or jurisdiction where such performance is to take place, the performance of such provision shall be in accordance with the requirements of such law to the extent, and only to the extent, that such performance contravenes such law and only to the extent and while such law is deemed or held to be valid and applicable to such performance.


                       SECTION 10.  EXECUTION OF AGREEMENT

This Agreement, and any addendum or amendment, or notice with respect thereto, shall be valid and binding on Distributor only when it bears the signature of either the President or the Senior Vice President and General Manager of Distributor. This Agreement shall bind Dealer only when signed by a duly authorized officer of Dealer if a corporation; by one or more of the general partners of Dealer if a partnership; or by Dealer if an individual.

IN WITNESS WHEREOF, the parties have executed this Agreement in triplicate as of the day and year first above written at Whittier, California.

DEALER    DISTRIBUTOR

FAIR CADILLAC-OLDSMOBILE-ISUZU          AMERICAN ISUZU MOTORS INC
                                        PARTNERHSIP

By     /s/ Carl Spielvogel              By   /s/ J.T. Maloney
   ---------------------------            --------------------------

Title  Chairman & CEO                   Title Sr. V.P. and Gen Mgr.,
     -------------------------                Light Vehicles
                                              ----------------------

                          DEALERSHIP STANDARDS ADDENDUM

                                       FOR

                   FAIR CADILLAC-OLDSMOBILE-ISUZU PARTNERSHIP

                                DBA:  FAIR ISUZU

            EFFECTIVE FROM AND AFTER SEPTEMBER 16, 1996 UNTIL AMENDED


In accordance with Section 5 of our Isuzu Dealer Sales and Service Agreement with you dated September 16, 1996, and Article III of the Isuzu Dealer Sales and Service Agreement Additional Provisions thereto, you agree to:

     1. Furnish to us, on or before the tenth day of each month, on such forms or by such means as we may designate, complete and accurate financial and operating statements reflecting your true financial condition of the fiscal year then ended.

     2. Maintain a satisfactory flooring arrangement with an approved bank or financial institution providing a minimum flooring line of $600,000 exclusively for the purchase of Isuzu vehicles.

     3. Maintain a separate and exclusive Isuzu new vehicle showroom located at 100 Federal Road, Danbury, CT 06813, solely for the display and sale of Isuzu vehicles. Said showroom to be a minimum of 1,500 square feet, and sufficient in design to display at least three (3) Isuzu vehicles.

     4. Install and maintain standard signs as required by us for an Isuzu dealership, including brand, fascia, exterior service and parts, and interior parts signs, where allowable under the current local sign ordinance. In the event the installation of the Isuzu pillar brand sign is not allowable by local sign ordinance after all reasonable efforts have been exhausted to obtain a variance, it is agreed the existing Hyundai brand sign will be refaced equally dividing the area of the sign for Isuzu and Hyundai.

     5. Have your service management and technicians attend specified Isuzu sponsored service training programs.

     6. Have your sales and management personnel attend Isuzu sponsored product training sessions.

     7. Maintain a designated area in the service department located at 100 Federal Road, Danbury, CT 06813 for servicing Isuzu vehicles. this shall be coordinated with our designated representative and subject to our approval.

     8. Maintain a specified area in the parts department located at 100 Federal Road, Danbury, CT 06813 for storage of Isuzu parts. This shall be coordinated with our designated representative and subject to our approval.

     9. Maintain net working capital of $94,850 in excess of the combined current net working capital requirement of other manufacturers you may also represent or, alternatively, having and maintaining net working capital in the amount required by Isuzu as determined by any revised standard working capital formula which we may employ.

     10. Maintain and utilize the Isuzu Dealer Communication System for submission of required monthly financial statements, parts orders, warranty claims, retail sales reports, and all other functions which from to time American Isuzu Motors Inc. may deem necessary.

American Isuzu Motors Inc. reserves the right to amend the foregoing Dealership Standards at any time upon written notice to you.


                                   Fair Cadillac-Oldsmobile-Isuzu Partnership
                                   DBA:  Fair Isuzu
                                   100 Federal Road
                                   Danbury, CT  06813

                                   By       /s/ Carl Spielvogel
                                      -----------------------------

                                   Its      Chairman & CEO
                                       ----------------------------
                                   AMERICAN ISUZU MOTORS INC.

                                   By   /s/ J.T. Maloney
                                      -----------------------------
                                            J.T. Maloney

                                   Its Sr. Vice President and General Manager,
                                   Light Vehicles

                            SUPPLEMENTAL AGREEMENT TO
                       DEALER SALES AND SERVICE AGREEMENT
                            (PUBLICLY TRADED COMPANY)
                   FAIR CADILLAC-OLDSMOBILE-ISUZU PARTNERSHIP

               THIS SUPPLEMENTAL AGREEMENT (this "Supplemental Agreement"), dated as of September 16, 1996, is entered into among Fair Cadillac-Oldsmobile-Isuzu Partnership ("Dealer"), DiFeo Partnership and Fair Cadillac-Oldsmobile Corp. ("Owners"), United Auto Group, Inc. ("Public Company") and American Isuzu Motors Inc. ("Distributor").

               WHEREAS, contemporaneously herewith, Distributor and Dealer are entering into a Dealer Sales and Service Agreement (the "Dealer Agreement") which authorizes Dealer to conduct dealership operations from the Dealership Locations identified in the Dealer Agreement;

               WHEREAS, the organization and ownership of Dealer is such that the terms of the Dealer Agreement are not wholly adequate to address the legitimate business needs and concerns of Distributor and Dealer; and

               WHEREAS, Distributor and Dealer have entered into the Dealer Agreement in consideration for and in reliance upon certain understandings, assurances and representations which the parties wish to document;

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

               1.   LIMITATIONS UPON CHANGE OF EXECUTIVE MANAGER

                    A.   DESIGNATION OF EXECUTIVE MANAGER.  As set forth in
Section 4 of the Dealer Agreement, James D. Evans shall be Executive Manager of Dealer. Dealer and Owners agree that Executive Manager shall have complete and irrevocable authority to make all decisions, and enter into any and all necessary business commitments, required in the normal course of conducting dealership operations on behalf of Dealer. Neither Dealer nor Owners will revoke, modify or otherwise impose limitations upon such authority without the prior written consent of Distributor.

                    B. CHANGE OF EXECUTIVE MANAGER. Without limiting the restrictions set forth in the Dealer Agreement, the removal or withdrawal of Executive Manager without Distributor's prior written consent shall constitute grounds for termination of the Dealer Agreement, subject to applicable law.

               2.   LIMITATIONS UPON CHANGES IN OWNERSHIP

                    A. CHANGE IN OWNERSHIP OF DEALER OR OWNERS. Dealer, Owners and Public Company hereby represent and warrant that all of the partnership interests of Dealer are owned by Owners, and that Fair Cadillac-Oldsmobile Corp. is a wholly-owned subsidiary of Public Company. Any change in ownership of Dealer or of Owners, or any event with respect to Public Company described in subparagraph B below, shall be considered a change in ownership of Dealer under the terms of the Dealer Agreement, and all applicable provisions of the Dealer Agreement will apply to any such change.

                    B. CHANGE IN OWNERSHIP OF PUBLIC COMPANY. Given the ultimate control Owners have over Dealer, the control of Fair Cadillac-Oldsmobile Corp. by Public Company, and Distributor's strong interest in assuring that those who own and control Distributor's dealerships have interests consistent with those of Distributor, Dealer, Owners and Public Company agree that if any person or entity hereinafter acquires or controls more than 20% of the issued and outstanding common stock of Public Company at any time and Distributor reasonably concludes that such person or entity does not have interests compatible with those of Distributor or is otherwise not qualified to have an ownership interest in the dealerships at the Dealership Locations, then within 90 days of receipt of written notice from Distributor, Dealers and Owners will: (i) transfer the assets associated with Dealer to a third party acceptable to the Distributor, (ii) voluntarily terminate the Dealer Agreement, or (iii) provide evidence to Distributor that such person or entity no longer has such an ownership interest in Public Company. In the event that Dealer enters into an agreement to transfer its assets to a third party as set forth in
(i) above, Distributor shall have a right of first refusal to purchase such assets in accordance with the terms and procedures set forth in subparagraph C below. Dealer, Owners and Public Company agree that if an ownership interest is acquired in Public Company by a person or entity which notifies Public Company via Schedule 13D filed with the Securities and Exchange Commission, Dealer shall advise Distributor in writing, and attach a copy of that Schedule.

                    C. EXERCISE OF RIGHT OF FIRST REFUSAL. Prior to exercising its right of first refusal pursuant to subparagraph B above, Distributor shall have a reasonable opportunity to inspect the assets, including real estate, before making its decision. If Dealer has entered into a bona fide written buy/sell agreement, the purchase price and other terms of sale will be those set forth in such agreement and any related documents, unless Dealer and Distributor agree to other terms. Upon Distributor's request, Dealer agrees to provide all documents relating to the proposed transfer. If Dealer refuses to provide such documentation or states that such documents do not exist, it will be presumed that the agreement is not bona fide. In the absence of a bona fide written buy/sell agreement, the purchase price of the dealership assets will be determined by good faith negotiations by Dealer and Distributor. If agreement cannot be reached within a reasonable time, the price and other terms of sale will be established by arbitration according to the rules of the American Arbitration Association. Dealer agrees to transfer the assets by Warranty Deed where possible, conveying marketable title free and clear of liens and encumbrances. The Deed will be in proper form for recording and Dealer will deliver complete possession of the assets when the Deed is delivered. Dealer will also furnish copies of any easements, licenses or other documents affecting the property and assign any permits or licenses necessary for the conduct of Dealer's operations. Distributor's rights under this section may be assigned to any third party and in connection with any such assignment, Distributor will guarantee full payment of the purchase price by the assignee.

               3.   LIMITATIONS UPON NUMBER AND LOCATIONS OF DEALERSHIPS

               Dealer, Owners and Public Company agree to be bound by the provisions of Distributor's standard policies in effect from time to time which limit the number and locations of Distributor's dealerships which may be owned by Dealer and/or its parent companies, subsidiary companies and companies under common control with it. Dealer and Owners shall provide such documentation as is reasonably requested by Distributor regarding the ownership interests of all such persons and entities in Distributor's dealerships. In the event that Dealer, Owners or Public Company shall acquire ownership or control of more than one of Distributor's dealerships, then Dealer, Owners and/or Public Company shall obtain separate motor vehicle licenses, and shall maintain separate financial statements, for each dealership.

               4.   WORKING CAPITAL REQUIREMENTS

               Dealer and Owners agree that Dealer shall maintain, at all times, sufficient working capital to meet or exceed the minimum net working capital standards for Dealer as determined from time to time by Distributor consistent with its standard policies. Dealer and Owners shall provide such documentation as is reasonably requested by Distributor to assure compliance with this requirement. Owners agree to submit an annual consolidated balance sheet for the combined dealership operations of Owners. Public Company agrees, upon Distributor's request, to provide Distributor with copies of the materials filed by Public Company with the Securities and Exchange Commission.

               5.   INDEMNITY

               Public Company agrees to indemnify and hold Distributor harmless from and against any and all claims, liabilities, losses, damages, costs and expenses arising out of or in connection with the sale of stock in Public Company. Public Company further agrees to indemnify and hold Distributor harmless from and against any and all claims of the shareholders of Public Company, and all liabilities, losses, damages, costs and expenses incurred in connection therewith, unless a final determination is made that Distributor was in fact liable for such claims, liabilities, losses, damages, costs or expenses.

               6.   MISCELLANEOUS

                    A. EFFECT OF SUPPLEMENTAL AGREEMENT. The parties agree that this Supplemental Agreement is intended to supplement the terms of the Dealer Agreement and not to limit the rights and obligations of the parties contained therein. This Supplemental Agreement is hereby incorporated into the Dealer Agreement and made a part thereof. In the event that any of the provisions of this Supplemental Agreement are in actual conflict with other provisions of the Dealer Agreement, the provisions contained in this Supplemental Agreement shall govern. In the event that the policies of Distributor with regard to the issues addressed herein are hereinafter modified, the parties agree to review such modifications to determine whether modifications of this Supplemental Agreement are appropriate.

                    B. CONSTRUCTION. This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of California. The failure of either party to enforce any of the provisions of this Supplemental Agreement or the failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions or elections. All capitalized terms used herein and not defined herein shall have the meanings set forth in the Dealer Agreement.

                    C. ALTERNATIVE DISPUTE RESOLUTION. In the event of any dispute between the parties regarding the Dealer Agreement or this Supplemental Agreement, Dealer, Owners and Public Company agree to participate in any alternative dispute resolution procedures specified in the standard policies of Distributor. Upon final determination through such dispute resolution, each party shall have recourse to a review de novo by the appropriate state court or administrative agency consistent with the provisions of state law. The parties agree that should a party making such appeal lose the issues presented on appeal, then that party shall pay the reasonable expenses, including reasonable attorneys' fees, of the other party for the defense of such de novo review.

                    D. NO THIRD PARTY BENEFICIARIES. Nothing in this Supplemental Agreement or the Dealer Agreement shall be construed to confer any rights upon any person not a party hereto or thereto, nor shall it create in any party an interest as a third party beneficiary of this Supplemental Agreement or the Dealer Agreement. Dealer and Owners hereby agree to indemnify and hold harmless Distributor, its affiliates, subsidiaries, directors, officers, employees, agents and representatives from and against all claims, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising from or in connection with any action by a third party in its capacity as a stockholder of Public Company other than through a derivative stockholder suit authorized by the Board of Directors of Public Company.

                    E. CONDITION PRECEDENT. Notwithstanding anything to the contrary contained herein, the parties acknowledge that the provisions of this Supplemental Agreement shall not be applicable until such time as Public Company completes a public offering of its stock.

               IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement effective as of the date set forth in the introductory paragraph hereof.

FAIR CADILLAC-OLDSMOBILE-ISUZU     DIFEO PARTNERSHIP
     PARTNERSHIP



By:   /s/ Carl Spielvogel          By:   /s/ Carl Spielvogel
   --------------------------         ----------------------------


Name:     Carl Spielvogel          Name:     Carl Spielvogel
   --------------------------         ----------------------------



Title:   Chairman & CEO            Title:   Chairman & CEO
   --------------------------         ----------------------------



FAIR CADILLAC-OLDSMOBILE CORP.     UNITED AUTO GROUP, INC.



By:___/s/ Samuel X. DiFeo          By:   /s/ Carl Spielvogel
   --------------------------         ----------------------------



Name:     Samuel X. DiFeo          Name:     Carl Spielvogel
   --------------------------         ----------------------------



Title:         CEO                 Title:   Chairman & CEO
   --------------------------         ----------------------------



AMERICAN ISUZU MOTORS INC.



By:   /s/ J.T. Maloney
-----------------------------


Name:     J.T. Maloney
-----------------------------



Title:  Sr. Vice President,

     General Manager - LV
-----------------------------